UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2014

BDCA VENTURE, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100
Greenwood Village, CO  80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

Background

On July 1, 2014, the members of Keating Investments, LLC, the investment adviser to Keating Capital, Inc., completed the sale of 100% of the issued and outstanding equity interests of  Keating Investments, LLC to BDCA Adviser, LLC (“BDCA Adviser”) (the “Transaction”).  As a result of the Transaction, Keating Investments, LLC became a wholly-owned subsidiary of BDCA Adviser, and the name of Keating Investments, LLC was changed to “BDCA Venture Adviser, LLC” (“BDCA Venture Adviser” or the “Adviser”).

In addition, as part of the Transaction, effective July 1, 2014, Keating Capital, Inc. has changed its name to “BDCA Venture, Inc.” (“BDCA Venture” or the “Company”).  The stockholders of Keating Capital, Inc. will continue to own the same amount and type of shares in BDCA Venture, Inc.  The Company did not raise any capital, nor were any new securities issued by the Company, in connection with the Transaction.

The shares of BDCA Venture will continue to be listed on Nasdaq and will begin trading under the new ticker “BDCV” on July 2, 2014.

There will be no changes to the Company’s previously declared third quarter distribution of $0.10 per share that will be payable to stockholders of record as of August 8, 2014.  The third quarter distribution will be paid on September 18, 2014, and record stockholders will have the option to receive payment of this distribution in cash or in shares of the Company’s common stock, provided that the aggregate cash payable to all stockholders is limited to 25% of the aggregate distribution amount.

Investment Advisory and Administrative Services Agreement

In connection with the closing of the Transaction on July 1, 2014, the Company entered into a new Investment Advisory and Administrative Services Agreement with the Adviser (“New Advisory Agreement”).  The New Advisory Agreement became effective July 1, 2014 and is identical with respect to all material terms and conditions of the prior Investment Advisory and Administrative Services Agreement between the Company and the Adviser (the “Prior Advisory Agreement”), which automatically terminated upon the closing of the Transaction in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”).  The investment advisory fees under the New Advisory Agreement are the same as the investment advisory fees under the Prior Advisory Agreement.  The New Advisory Agreement was approved by the Company’s stockholders at the 2014 Annual Meeting of Stockholders held on June 16, 2014.

A copy of the New Advisory Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The following description of the terms of the New Advisory Agreement is only a summary.  The description of the New Advisory Agreement set forth in this Current Report is qualified in its entirety by reference to Exhibit 10.1.

Except as noted herein, the terms and conditions of the New Advisory Agreement are identical with respect to all material terms and conditions of the Prior Advisory Agreement.

Management and advisory services.  Subject to the overall supervision of the Company’s Board of Directors, under the New Advisory Agreement, the Adviser manages the Company’s day-to-day operations and provides the Company with investment advisory services.  Under the terms of the New Advisory Agreement, the Adviser:

●	Determines the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes;
●	Determines which securities the Company will purchase, retain or sell;
●	Identifies, evaluates and negotiates the structure of the investments the Company will make; and
●	Closes, monitors and services the investments the Company makes.

The Adviser’s services under the New Advisory Agreement are not exclusive, and the Adviser is free to furnish similar services to other entities so long as its services to the Company are not impaired.  Although the Company is not aware of any current plans to do so, the Adviser is not restricted from creating new investment vehicles subject to compliance with applicable law.  Further, the Adviser, its principals, investment professionals and the members of its Investment Committee may serve as investment advisers, officers, directors or principals of entities or investment funds that operate in the same or a related line of business as the Company.

Under the New Advisory Agreement, the Company pays the Adviser a fee for its investment advisory services consisting of two components – a base management fee and an incentive fee.  The cost of both the base management fee payable to the Adviser and any incentive fees earned by the Adviser is ultimately borne by the Company’s common stockholders.  The Company’s officers do not receive any compensation directly from the Company.  However, the principals and officers of the Adviser who also serve as the Company’s officers receive compensation from the Adviser, which may be funded by or economically related to the investment advisory fees paid by the Company to the Adviser under the New Advisory Agreement.

The base management fee (the “Base Fee”) is calculated at an annual rate of 2% of the Company’s gross assets, where gross assets include any borrowings for investment purposes.  The Base Fee is payable monthly in arrears, and is calculated based on the value of the Company’s gross assets at the end of the most recently completed calendar quarter, and appropriately adjusted for any equity capital raises or repurchases during the current calendar quarter.

The incentive fee is determined and payable in arrears as of the end of each calendar year and equals 20% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees.  For purposes of determining the incentive fee, realized capital gains, realized capital losses and unrealized capital depreciation are each determined without regard to the holding period for the Company’s investments and include both long-term (held more than 12 months) and short-term holdings.

Administrative services.  Under the New Advisory Agreement, the Adviser also furnishes the Company with equipment and clerical, bookkeeping and record-keeping services, including responsibility for the financial records which the Company is required to maintain and preparing reports to its stockholders and reports filed with the SEC.  In addition, the Adviser assists the Company in monitoring its portfolio accounting and bookkeeping, managing portfolio collections and reporting, performing internal audit services, determining and publishing the Company’s net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to stockholders, providing support for the Company’s risk management efforts and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

The Company also reimburses the Adviser for the Company’s allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the New Advisory Agreement, including the Company’s allocable portion of the compensation of its Chief Financial Officer and Chief Compliance Officer, and their respective staff.  Allocated administrative expenses are payable to the Adviser monthly in arrears.

Indemnification of the Adviser.  Under both the Prior Advisory Agreement and the New Advisory Agreement, absent the willful misfeasance, bad faith or gross negligence of the Adviser or the Adviser’s reckless disregard of its duties and obligations, the Company has agreed to indemnify the Adviser (including its officers, managers, agents, employees and members) for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of the Adviser’s performance of its duties and obligations under both the Prior Advisory Agreement and the New Advisory Agreement, except to the extent specified in the 1940 Act (the “Indemnification Provisions").  Under both the Prior Advisory Agreement and New Advisory Agreement, the Indemnification Provisions remain in full force and effect after termination of the Prior Advisory Agreement and New Advisory Agreement.

Termination.  The New Advisory Agreement will remain in effect for a period of two years, unless sooner terminated.  After the initial two-year period, continuation of the New Advisory Agreement from year-to-year is subject to annual approval by the Board of Directors, including at least a majority of the “non-interested” directors, as such term is defined under the 1940 Act (the “Non-interested Directors”).  The New Advisory Agreement may be terminated by the Board of Directors or a vote of a majority (as that term is defined in the 1940 Act) of the stockholders of the Company upon not more than 60 days’ notice, or by the Adviser upon 120 days’ notice.

License Agreement

On July 1, 2014, the Company also entered into a sublicense agreement (“Sublicense Agreement”) with the Adviser pursuant to which the Adviser granted the Company a non-exclusive license to use the name “BDCA.”  Under the Sublicense Agreement, the Company will have a right to use the BDCA name and logo, for so long as the Adviser remains the Company’s investment adviser.  Other than with respect to this limited license, the Company will have no legal right to the “BDCA” name or logo.  The Sublicense Agreement will remain in effect for so long as the New Advisory Agreement with the Adviser is in effect.  The Sublicense Agreement will also terminate upon the expiration or termination of the license agreement between BDCA Adviser and the Adviser pursuant to which BDCA Adviser granted the Adviser a non-exclusive license to use the name “BDCA,” including the limited right to sublicense such use to any business development company to whom the Adviser provides investment advisory services.  A copy of the Sublicense Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02  Termination of Material Definitive Agreement.

The Transaction resulted in a change of control of the Adviser and, as a result, an assignment and subsequent termination of the Prior Advisory Agreement between the Company and the Adviser in accordance with the 1940 Act.  Accordingly, the Prior Advisory Agreement terminated upon the closing of the Transaction effective July 1, 2014.

In connection with the Transaction and the assignment and subsequent termination of the Prior Advisory Agreement, the license agreement pursuant to which the Company was granted a non-exclusive license to use the “Keating” name and logo also terminated effective July 1, 2014.

The information required by Item 1.02 is also contained in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment

On April 9, 2014, in accordance with the provisions of the Maryland General Corporation Law (“MGCL”), the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to change the Company’s name to “BDCA Venture, Inc.,” subject to and effective upon the closing of the Transaction.  Under MGCL, the foregoing amendment to the Company’s Articles of Incorporation did not require the approval of the Company’s stockholders.  A copy of the Articles of Amendment changing the Company’s name to “BDCA Venture, Inc.” effective July 1, 2014 is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Bylaws Amendment

On April 9, 2014, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the Company’s name to “BDCA Venture, Inc.,” subject to and effective upon the closing of the Transaction.  A copy of the Amendment to the Bylaws changing the Company’s name to “BDCA Venture, Inc.” effective July 1, 2014 is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01  Other Events.

As part of the Transaction, effective July 1, 2014, Keating Capital, Inc. changed its name to “BDCA Venture, Inc.” The stockholders of Keating Capital, Inc. continue to own the same amount and type of shares in BDCA Venture, Inc.  The Company did not raise any capital, nor were any new securities issued by the Company, in connection with the Transaction. The shares of BDCA Venture, Inc. continue to be listed on Nasdaq and will begin trading under the new ticker symbol “BDCV” on July 2, 2014.

As disclosed in a Form 8-K file on June 16, 2014, at the 2014 Annual Meeting of Stockholders held on June 16, 2014, the Company’s stockholders elected two new directors, Robert T. Cassato and Leslie D. Michelson, to serve until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

A copy of the Company’s press release announcing certain matters contained in this Current Report is attached as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

            (d)  Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation effective July 1, 2014

3.2	Amendment to Amended and Restated Bylaws dated July 1, 2014

10.1	Investment Advisory and Administrative Services Agreement between BDCA Venture, Inc. and BDCA Venture Adviser, LLC dated July 1, 2014

10.2	Trademark Sublicense Agreement between BDCA Venture, Inc. and BDCA Venture Adviser, LLC dated July 1, 2014

99.1	Press Release dated July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2014	BDCA VENTURE, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer